EXHIBIT 10.1


                                                             EXECUTION VERSION


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                           LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                       FACTORY CARD OUTLET OF AMERICA LTD.


                                  AS BORROWER,


                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                         WELLS FARGO RETAIL FINANCE, LLC

           AS THE ARRANGER, COLLATERAL AGENT AND ADMINISTRATIVE AGENT



                            DATED AS OF APRIL 9, 2002





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                                Table of Contents

                                                                                                                   Page
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
1.         DEFINITIONS AND CONSTRUCTION..............................................................................1
           1.1.       Definitions....................................................................................1
           1.2.       Accounting Terms..............................................................................25
           1.3.       Code..........................................................................................26
           1.4.       Construction..................................................................................26
           1.5.       Schedules and Exhibits........................................................................26
2.         LOAN AND TERMS OF PAYMENT................................................................................26
           2.1.       Revolver Advances.............................................................................26
           2.2.       Reserved......................................................................................27
           2.3.       Borrowing Procedures and Settlements..........................................................27
           2.4.       Payments......................................................................................34
           2.5.       Overadvances..................................................................................36
           2.6.       Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations...................36
           2.7.       Cash Management...............................................................................38
           2.8.       Crediting Payments; Float Charge..............................................................39
           2.9.       Designated Account............................................................................39
           2.10.      Maintenance of Loan Account; Statements of Obligations........................................40
           2.11.      Fees..........................................................................................40
           2.12.      Letters of Credit.............................................................................41
           2.13.      LIBOR Option..................................................................................44
           2.14.      Capital Requirements..........................................................................46
3.         CONDITIONS; TERM OF AGREEMENT............................................................................47
           3.1.       Conditions Precedent to the Initial Extension of Credit.......................................47
           3.2.       Conditions Subsequent to the Initial Extension of Credit......................................49
           3.3.       Conditions Precedent to all Extensions of Credit..............................................50
           3.4.       Term..........................................................................................50
           3.5.       Effect of Termination.........................................................................51
           3.6.       Early Termination by Borrower.................................................................51
4.         CREATION OF SECURITY INTEREST............................................................................52
           4.1.       Grant of Security Interest....................................................................52
           4.2.       Control of Collateral.........................................................................52
           4.3.       Negotiable Collateral.........................................................................52
           4.4.       Collection of Accounts, General Intangibles, and Negotiable Collateral........................52
           4.5.       Delivery of Additional Documentation Required.................................................52
           4.6.       Power of Attorney.............................................................................53
           4.7.       Control Agreements............................................................................54
           4.8.       Right to Inspect; Inventories, Appraisals and Audits..........................................54
5.         REPRESENTATIONS AND WARRANTIES...........................................................................54
           5.1.       No Encumbrances...............................................................................54
           5.2.       Reserved......................................................................................55
           5.3.       Eligible Inventory............................................................................55
           5.4.       Equipment.....................................................................................55
           5.5.       Location of Inventory and Equipment...........................................................55



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           5.6.       Inventory Records.............................................................................55
           5.7.       Legal Status..................................................................................55
           5.8.       Due Organization and Qualification; Subsidiaries..............................................55
           5.9.       Due Authorization; No Conflict................................................................56
           5.10.      Litigation....................................................................................57
           5.11.      No Material Adverse Change....................................................................57
           5.12.      Fraudulent Transfer...........................................................................58
           5.13.      Employee Benefits.............................................................................58
           5.14.      Environmental Condition.......................................................................58
           5.15.      Brokerage Fees................................................................................58
           5.16.      Intellectual Property.........................................................................58
           5.17.      Leases........................................................................................58
           5.18.      DDAs..........................................................................................58
           5.19.      Credit Card Receipts..........................................................................59
           5.20.      Indebtedness..................................................................................59
           5.21.      Payment of Taxes..............................................................................59
           5.22.      Bankruptcy Case Disclosure....................................................................59
           5.23.      Complete Disclosure...........................................................................59
6.         AFFIRMATIVE COVENANTS....................................................................................59
           6.1.       Accounting System.............................................................................59
           6.2.       Collateral Reporting..........................................................................60
           6.3.       Financial Statements, Reports, Certificates...................................................60
           6.4.       Guarantor Reports.............................................................................62
           6.5.       Return........................................................................................62
           6.6.       Maintenance of Properties.....................................................................62
           6.7.       Taxes.........................................................................................62
           6.8.       Insurance.....................................................................................62
           6.9.       Location of Inventory and Equipment...........................................................63
           6.10.      Compliance with Laws..........................................................................63
           6.11.      Leases........................................................................................64
           6.12.      Brokerage Commissions.........................................................................64
           6.13.      Existence.....................................................................................64
           6.14.      Environmental.................................................................................64
           6.15.      Investment Proceeds, Etc......................................................................64
           6.16.      Plan..........................................................................................64
           6.17.      Bankruptcy Case...............................................................................65
           6.18.      Disclosure Updates............................................................................65
           6.19.      Excess Availability...........................................................................65
7.         NEGATIVE COVENANTS.......................................................................................65
           7.1.       Indebtedness..................................................................................65
           7.2.       Liens.........................................................................................66
           7.3.       Restrictions on Fundamental Changes...........................................................66



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           7.4.       Disposal of Assets............................................................................66
           7.5.       Change of Name or Address.....................................................................66
           7.6.       Guarantee.....................................................................................66
           7.7.       Nature of Business............................................................................67
           7.8.       Prepayments and Amendments....................................................................67
           7.9.       Change of Control.............................................................................67
           7.10.      Consignments..................................................................................67
           7.11.      Distributions.................................................................................67
           7.12.      Accounting Methods............................................................................67
           7.13.      Investments...................................................................................68
           7.14.      Transactions with Affiliates..................................................................68
           7.15.      Store Openings and Closings...................................................................68
           7.16.      Suspension....................................................................................68
           7.17.      Reserved......................................................................................68
           7.18.      Use of Proceeds...............................................................................68
           7.19.      Inventory and Equipment with Bailees..........................................................68
           7.20.      Securities Accounts...........................................................................69
           7.21.      Financial Covenants...........................................................................69
           7.22.      Minimum Excess Availability and Retail Covenants..............................................69
           7.23.      Subordinated Debt.............................................................................69
                      (a) Make any payment or take any action in violation of the Subordination Agreement...........69
8.         EVENTS OF DEFAULT........................................................................................69
9.         THE LENDER GROUP'S RIGHTS AND REMEDIES...................................................................71
           9.1.       Rights and Remedies...........................................................................71
           9.2.       Remedies Cumulative...........................................................................73
10.        TAXES AND EXPENSES.......................................................................................74
11.        WAIVERS; INDEMNIFICATION.................................................................................74
           11.1.      Demand; Protest; etc..........................................................................74
           11.2.      The Lender Group's Liability for Collateral...................................................74
           11.3.      Indemnification...............................................................................74
12.        NOTICES..................................................................................................75
13.        CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...............................................................76
14.        ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...............................................................77
           14.1.      Assignments and Participations................................................................77
           14.2.      Successors....................................................................................80
15.        AMENDMENTS; WAIVERS......................................................................................80
           15.1.      Amendments and Waivers........................................................................80
           15.2.      Replacement of Holdout Lender.................................................................81
           15.3.      No Waivers; Cumulative Remedies...............................................................81
16.        AGENT; THE LENDER GROUP..................................................................................82
           16.1.      Appointment and Authorization of Agent........................................................82
           16.2.      Delegation of Duties..........................................................................82



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           16.3.      Liability of Agent............................................................................82
           16.4.      Reliance by Agent.............................................................................83
           16.5.      Notice of Default or Event of Default.........................................................83
           16.6.      Credit Decision...............................................................................84
           16.7.      Costs and Expenses; Indemnification...........................................................84
           16.8.      Agent in Individual Capacity..................................................................85
           16.9.      Successor Agent...............................................................................85
           16.10.     Lender in Individual Capacity.................................................................85
           16.11.     Withholding Taxes.............................................................................86
           16.12.     Collateral Matters............................................................................88
           16.13.     Restrictions on Actions by Lenders; Sharing of Payments.......................................89
           16.14.     Agency for Perfection.........................................................................89
           16.15.     Payments by Agent to the Lenders..............................................................89
           16.16.     Concerning the Collateral and Related Loan Documents..........................................89
           16.17.     Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders;
                         Other Reports and Information..............................................................90
           16.18.     Several Obligations; No Liability.............................................................91
           16.19.     Legal Representation of Agent.................................................................91
17.        GENERAL PROVISIONS.......................................................................................91
           17.1.      Effectiveness.................................................................................91
           17.2.      Section Headings..............................................................................92
           17.3.      Interpretation................................................................................92
           17.4.      Severability of Provisions....................................................................92
           17.5.      Amendments in Writing.........................................................................92
           17.6.      Counterparts; Telefacsimile Execution.........................................................92
           17.7.      Revival and Reinstatement of Obligations......................................................92
           17.8.      Integration...................................................................................92

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                             EXHIBITS AND SCHEDULES


Exhibit A-1                Form of Assignment and Acceptance
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate
Exhibit D-1                Business Plan
Exhibit L-1                Form of LIBOR Notice
Schedule A-1               Agent's Account
Schedule C-1               Commitments
Schedule D-1               Designated Account
Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 2.7               Cash Management Banks and Accounts
Schedule 5.5               Locations of Inventory and Equipment
Schedule 5.8(a)            Good Standing
Schedule 5.8(b)            Capitalization of Borrower
Schedule 5.10(a)           Litigation
Schedule 5.10(b)           Commercial Tort Claims
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.18              Demand Deposit Accounts
Schedule 5.19              Credit Card Processors
Schedule 5.20              Permitted Indebtedness
Schedule 6.2               Collateral Reporting
Schedule 7.22              Minimum Excess Availability and Retail Covenants



                           LOAN AND SECURITY AGREEMENT


           THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of April 9, 2002 by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO RETAIL FINANCE, LLC, as the arranger, collateral agent and administrative agent for the Lenders and any other holder of Obligations referred to below ("Agent"), and, on the other hand, FACTORY CARD OUTLET OF AMERICA LTD., an Illinois corporation ("Borrower").

           The parties agree as follows:

           1. DEFINITIONS AND CONSTRUCTION.

           1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

           "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

           "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

           "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries.

           "Additional Documents" has the meaning set forth in Section 4.5.

           "Adjustment Date" means the first full day of the first calendar month after the Borrower delivers its annual audited financial statements to the Agent in accordance with Section 6.3(b). The first Adjustment Date shall occur upon the Borrower's delivery of its annual audited financial statements for its fiscal year ending February 1, 2003.

           "Advances" has the meaning set forth in Section 2.1(a).

           "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership


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interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

           "Agent" means WFRF, solely in its capacity as administrative agent and collateral agent for the Lenders hereunder and any other holder of Obligations, and any successor thereto.

           "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

           "Agent's Account" means the account identified on Schedule A-1.

           "Agent's Liens" means the Liens granted by Borrower to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

           "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, and Agent.

           "Agreement" has the meaning set forth in the preamble hereto.

           "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and including the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 1.75% times the sum of
(i) the Maximum Revolver Amount, plus (ii) 102% of the aggregate amount of all undrawn Letters of Credit on the date immediately prior to the date of determination and (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to and including the date that is the second anniversary of the Closing Date, 1.50% times the sum of (i) the Maximum Revolver Amount, plus (ii) 102% of the aggregate amount of all undrawn Letters of Credit on the date immediately prior to the date of determination.

           "Assignee" has the meaning set forth in Section 14.1.

           "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

           "Authorized Person" means any officer or other employee of Borrower.

           "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1, after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder.

           "Availability Reserves" means such reserves as Agent from time to time determines in its Permitted Discretion as being appropriate to reflect the impediments to Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following: (a) two months' rent for any leased


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store location in a Landlord Lien State for which an acceptable Collateral
Access Agreement has not been received by Agent (irrespective of whether any rent is currently due); (b) returns, customer credits, gift certificates and frequent shopper programs; (c) payables (based upon payables which are 60 days or more past due); (d) customer deposits; (e) taxes and other governmental charges, including tax Liens, ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender Group in the Collateral; (f) held or post-dated checks issued by Borrower; (g) any judgment lien against Borrower or Collateral; (h) Borrower's failure to pay when due and payable undisputed indebtedness owing to any trade creditor; and (i) Letters of Credit (including, without limitation, reserves based on the length of the period between the drafting of a documentary Letter of Credit and Borrower's receipt of the subject Inventory at one of the locations set forth on Schedule E-1).

           "Bailee Acknowledgment" means a record in form and substance satisfactory to Agent authenticated by any bailee, warehouseman or other third party in possession of any Equipment or Inventory acknowledging that it holds possession of the applicable Inventory and/or Equipment for the benefit of Agent, on behalf of the Lenders.

           "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

           "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

           "Bank Products" means any service or facility extended to Borrower or its Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

           "Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding.

           "Bankruptcy Case" means, collectively, the cases under Chapter 11 of the Bankruptcy Code commenced by the Borrower and FCPOC, styled In re Factory Card Outlet Corp. and Factory Card Outlet of America Ltd., Chapter 11 Nos. 99-685 (EIK) through 99-686 (EIK).


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           "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

           "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or any successor court with jurisdiction over the Bankruptcy Case.

           "Base LIBO Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate in its Permitted Discretion (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Boston, Massachusetts time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBO Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

           "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate," with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

           "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

           "Base Rate Margin" means, as of Closing Date through (but not including) the first Adjustment Date, 0.50% and thereafter the respective amounts set forth in the following table. The Base Rate Margin shall be adjusted according to the following table as of each Adjustment Date, provided that in no event will the Base Rate Margin be reduced if an Event of Default has occurred and is continuing. Adjustments, if any, to the initial Base Rate Margin shall be determined by reference to the Borrower's EBITDA during its immediately prior fiscal year as follows:



           Annual EBITDA                                     Base Rate Margin
           -------------                                     ----------------

 Greater than or equal to $12,000,001                              0.00%

 Greater than or equal to $9,000,000 but less than
 $12,000,001                                                       0.25%

 Less than $9,000,000                                              0.50%



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           "Benefit Plan" means a "defined benefit plan" (as defined in Section
3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

           "Board of Directors" means the board of directors of Borrower or any committee thereof duly authorized to act on behalf thereof.

           "Books" means all of Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

           "Borrower" has the meaning set forth in the preamble to this Agreement.

           "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

           "Borrowing Base" has the meaning set forth in Section 2.1(a).

           "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1, as such form may be revised from time to time by Agent.

           "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBO Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

           "Business Plan" means the set of Projections of Borrower for the three-year period following the Closing Date (on a year by year basis, and for the one-year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent and attached hereto as Exhibit D-1, together with any amendment, modification or revision thereto approved by Agent in its Permitted Discretion.

           "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

           "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

           "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition


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thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

           "Cash Management Bank" has the meaning set forth in Section 2.7(a).

           "Cash Management Account" has the meaning set forth in Section
2.7(a).

           "Cash Management Agreements" means those certain cash management service agreements, each in form and substance satisfactory to Agent and each of which is among Borrower, Agent, and one of the Cash Management Banks.

           "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) Borrower ceases to own and control, directly or indirectly, 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

           "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "chattel paper," including, without limitation, "tangible chattel paper" and "electronic chattel paper," as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

           "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in
Section 3.1 either have been satisfied or have been waived.

           "Code" means the Uniform Commercial Code, as in effect from time to time in The Commonwealth of Massachusetts.

           "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)      Accounts,

                  (b)      Chattel Paper,

                  (c)      DDAs,

                  (d)      Documents,

                  (e)      General Intangibles,


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                  (f)      Goods (including, without limitation, Inventory and
                           Equipment),

                  (g)      Instruments,

                  (h)      Investment Property,

                  (i)      Letter of Credit Rights,

                  (j)      Real Property Collateral,

                  (k)      the Commercial Tort Claims set forth on Schedule
                           5.10(b),

                  (l) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

                  (m) any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, General Intangibles, (Goods, including without limitation Equipment and Inventory), Investment Property, Negotiable Collateral, Real Property, money, DDAs, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

           "Collateral Access Agreement" means a waiver or consent in form and substance satisfactory to Agent executed by any lessor of Real Property leased by Borrower or any other Person having a Lien upon, or having rights or interests in the Equipment or Inventory.

           "Collateral Trust Agreement" means that certain Collateral Trust Agreement dated as of April 9, 2002 among the Borrower, FCPOC and the Collateral Trustee.

           "Collateral Trustee" means Mr. William Kaye, in his capacity as Collateral Trustee under the Collateral Trust Agreement, or any successor to him.

           "Collections" means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

           "Commercial Tort Claim" means any now existing or hereafter arising "commercial tort claim," as such term is defined from time to time in the Code.

           "Commitment" means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

           "Committee" means the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case.

           "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.

           "Confirmation Order" means an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code, such order to be in form, scope and substance satisfactory to the Agent in its Permitted Discretion.

           "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

           "Control Agreement" means an agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Agent "control" over the subject Securities Account or DDA as provided in the Code.

           "Cost" means the calculated cost of Inventory, as determined from invoices received by Borrower, Borrower's purchase journals or stock ledgers, based upon Borrower's accounting practices, known to Agent, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrower's determination of cost of goods sold and bringing goods to market, all within Agent's Permitted Discretion and in accordance with GAAP.

           "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Agent and each of which is among Agent, Borrower and one of Borrower's Credit Card Processors.

           "Credit Card Processor" means any Person that acts as a credit card clearinghouse or processor of credit card payments accepted by Borrower.

           "Creditors' Committee" means the statutory committee of unsecured creditors appointed in the Bankruptcy Case.

           "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

           "DDA" means any checking or other "deposit account" (as such term is defined from time to time in the Code) maintained by Borrower.

           "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

           "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

           "Defaulting Lender Rate" means (a) the Base Rate for the first three days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto.

           "Designated Account" means certain DDAs of Borrower identified on Schedule D-1.

           "DIP Facility" means that certain Debtor in Possession Loan and Security Agreement among WFRF, as Agent and successor to Foothill Capital Corporation, Borrower and FCPOC dated as of March 23, 1999, as amended from time to time.

           "Dilution Reserve" means, as of any date of determination, an amount determined by Agent in its Permitted Discretion as being appropriate to reflect the ability of Borrower or the Agent, as the case may be, to realize upon the Accounts. Without limiting the generality of the foregoing, the Dilution Reserve may be based on factors including, but not limited to, the following: the amount of bad debt write-downs, discounts, advertising allowances, credits or other dilutive items.

           "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

           "Disclosure Statement" means the Joint Disclosure Statement of Borrower and FCPOC pursuant to Section 1125 of the Bankruptcy Code dated February 5, 2002, prepared and transmitted in connection with the Plan.

           "Document" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "document" as such term is defined in the Code, and any and all supporting obligations in respect thereof.

           "Dollars" or "$" means United States dollars.

           "Due Diligence Letter" means the due diligence letter sent by Agent's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

           "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, Reorganization Expenses and depreciation and amortization for such period, as determined in accordance with GAAP, provided that for purposes of determining compliance with Section 7.21(a), the foregoing shall be determined in accordance with GAAP as in effect on the Closing Date.

           "Effective Date" means the effective date of the Plan.

           "Eligible Credit Card Accounts" means Accounts owed to Borrower from Credit Card Processors arising from purchases by Borrower's customers on credit cards, to the extent deemed eligible in the Agent's Permitted Discretion, net of all applicable Reserves.

           "Eligible In-Transit Inventory" means Inventory of Borrower that does not qualify as Eligible Inventory solely because it is not at a location set forth on Schedule E-1 or in transit among such locations and that meets the following criteria, which criteria may be revised by Agent in its Permitted Discretion from time to time after the Closing Date:

                  (a) the Inventory was the subject of a Qualified Import Letter of Credit,

                  (b) such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location set forth on Schedule E-1 that is the subject of a Bailee Acknowledgment or a Collateral Access Agreement,

                  (c)      title to such Inventory has passed to Borrower,

                  (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion,

                  (e)      such Inventory either

                               (1) is the subject of a negotiable bill of lading
                     that (x) is consigned to Agent (either directly or by means of endorsements), (y) was issued by the carrier respecting the subject Inventory, and (z) either is (I) in the possession of Agent or a customs broker (in each case in the States of California and Washington), or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent or a customs broker (in each case, in the States of California and Washington), or

                               (2) is the subject of a negotiable cargo receipt
                     and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or Agent, or their respective Agent) and such negotiable cargo receipt is (x) consigned to Agent (either directly or by means of endorsements), (y) that was issued by a consolidator respecting the subject Inventory, (z) that either is (I) in the possession of Agent or a customs broker (in each case in the States of California and Washington), or (II) the subject of a telefacsimile copy that Agent has received from the Underlying Issuer which issued the Underlying Letter of Credit and as to which Agent also has received a confirmation from such Underlying Issuer that such document is in-transit by air-courier to Agent or a customs broker (in each case, in the States of California and Washington),

                  (f) Borrower has provided a certificate to Agent that certifies that, to the best knowledge of Borrower, such Inventory meets all of Borrower's representations and warranties contained in the Loan Documents concerning Eligible Inventory, that

                           Borrower knows of no reason why such Inventory would not be accepted by Borrower when it arrives in the States of California and Washington , and that the shipment as evidenced by the documents conforms to the related order documents, and

                  (g) the Underlying Letter of Credit has been drawn upon in full and the Underlying Issuer has honored such drawing and Agent has honored its obligations to the Underlying Issuer under the applicable Qualified Import Letter of Credit;

           "Eligible Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business located at one of Borrower's business locations set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrower in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below, which criteria may be fixed and revised from time to time by Agent in its Permitted Discretion after the Closing Date. In determining the value of Eligible Inventory, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's accounting practices less the aggregate amount of all Inventory Reserves.

           An item of Inventory shall not be included in Eligible Inventory if:

                  (a) Borrower does not have good, valid and marketable title thereto (including Inventory acquired on consignment),

                  (b) it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such location,

                  (c) it is located on real property leased (other than a retail store location) by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor,

                  (d) it is located at a retail store location leased by Borrower that is not subject to a Collateral Access Agreement and for which location Agent, from time to time in its Permitted Discretion, may require a Collateral Access Agreement,

                  (e) it is located in a contract warehouse or is otherwise stored with a bailee, warehouseman or similar third party unless it is subject to a Bailee Acknowledgment executed by the bailee, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                  (f) it is not subject to a valid and perfected first priority security Agent's Lien, or

                  (g) it consists of goods returned or rejected by Borrower's customers.

           "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and

Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and
(f) during the continuation of an Event of Default, any other Person approved by Agent.

           "Entered" means recorded by the clerk of the Bankruptcy Court on the docket of the Bankruptcy Case.

           "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

           "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USCss.1251 et seq. the Toxic Substances Control Act, 15 USC,ss.2601 et seq. the Clean Air Act, 42 USCss.7401 et seq.; the Safe Drinking Water Act, 42 USC.ss.3803 et seq.; the Oil Pollution Act of 1990, 33 USC.ss.2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC.ss.11001 et seq.; the Hazardous Material Transportation Act, 49 USCss.1801 et seq.; and the Occupational Safety and Health Act, 29 USC.ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

           "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

           "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

           "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "equipment" (as such term is defined from time to time in the Code), fixtures and vehicles (including motor vehicles), including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

           "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

           "Event of Default" has the meaning set forth in Section 8.

           "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

           "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

           "Existing Lender" means WFRF, as agent and lender, in its capacity as such under the DIP Facility.

           "FCPOC" means Factory Card & Party Outlet Corporation, a Delaware corporation, formerly known as Factory Card Outlet Corporation.

           "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

           "FEIN" means Federal Employer Identification Number.

           "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, reargument or rehearing thereof has been filed or sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

           "Funding Date" means the date on which a Borrowing occurs.

           "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

           "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

           "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined from time to time in the Code), and any and all supporting obligations in respect thereof.

           "Goods" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "goods," as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

           "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

           "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

           "Guarantor" means FCPOC.

           "Guarantor Pledge and Security Agreement" means a pledge and security agreement executed and delivered by Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

           "Guaranty" means that certain general continuing guaranty executed and delivered by Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

           "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

           "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrower or its Subsidiaries and Wells Fargo or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

           "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

           "Indemnified Liabilities" has the meaning set forth in Section 11.3.

           "Indemnified Person" has the meaning set forth in Section 11.3.

           "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

           "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

           "Instruments" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "instruments," including, without limitation, any "promissory notes," as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

           "Intellectual Property Security Agreement" means an intellectual property security agreement, dated as of even date herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

           "Interest Period" means, with respect to each LIBO Rate Loan, a period commencing on the date of the making of such LIBO Rate Loan and ending one, two or three months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBO Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, two or three months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

           "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

           "Inventory Reserves" means such reserves as Agent determines from time to time in its Permitted Discretion as being appropriate to reflect the impediments to Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following: (a) the extent to which Inventory consists of goods that (i) are obsolete, slow-moving, restrictive or custom items, bills and hold goods, defective, damaged, prepared for return to vendor, not first quality goods, work-in-process or raw materials or (ii) constitute spare parts, packaging and shipping materials or supplies; (b) seasonality; (c) shrinkage; (d) imbalance or change in Inventory character, composition or mix;
(e) markdowns; (f) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower; and (g) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

           "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

           "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property," as such term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

           "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as in effect from time to time.

           "Issuing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.

           "L/C" has the meaning set forth in Section 2.12(a).

           "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

           "L/C Undertaking" has the meaning set forth in Section 2.12(a).

           "Leasehold Interests" means Borrower's leasehold estate or interest in each of the properties at or upon which Borrower conducts business or maintains any of the Collateral, together with Borrower's interest in any of the improvements and fixtures located upon or appurtenant to each leasehold interest, including without limitation, any rights of Borrower to payments, proceeds of value of any kind or nature realized upon the sale or transfer of such estate or interest.

           "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

           "Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.

           "Lender Group Expenses" means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation and UCC searches and including searches with the patent and trademark office, the copyright office or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations, (h) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees charged by a maximum of one law firm retained by each of Agent and each Lender ) incurred in terminating, enforcing (including attorneys fees and expenses charged by a maximum of one law firm retained by each of Agent and each Lender and incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

           "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and Agent of such Lender.

           "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

           "Letter of Credit Rights" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "letter of credit rights," as that term is defined from time to time in the Code, and any and all supporting obligations in respect thereof.

           "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

           "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

           "LIBOR Notice" means a written notice in the form of Exhibit L-1.

           "LIBOR Option" has the meaning set forth in Section 2.13(a).

           "LIBO Rate" means, for each Interest Period for each LIBO Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBO Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBO Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

           "LIBO Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBO Rate.

           "LIBO Rate Margin" means, as of the Closing Date through (but not including) the first Adjustment Date, 2.50%, and thereafter the respective amounts set forth in the following table. The LIBO Rate Margin shall be adjusted according to the following as of each Adjustment Date, provided that in no event will the LIBO Rate Margin be reduced if an Event of Default has occurred and is continuing. Adjustments, if any, to the initial LIBO Rate Margin shall be determined by reference to the Borrower's EBITDA during its immediately prior fiscal year as follows:

                                      Annual EBITDA                                      LIBO Rate Margin
                                      -------------                                      ----------------
           Greater than or equal to $12,000,001                                               2.0%
           Greater than or equal to $9,000,000 but less than $12,000,001                      2.25%
           Less than $9,000,000                                                               2.50%

           "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

           "Loan Account" has the meaning set forth in Section 2.10.

           "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Credit Card Agreements, all Control Agreements, the Intellectual Property Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranty, the Letters of Credit, the Mortgages, the Perfection Certificate, the Guarantor Pledge and Security Agreement, the Subordination Agreement, any Bank Product Agreement, any certificates (including without limitation, the Borrowing Base Certificate and the Compliance Certificate) from time to time delivered by Borrower pursuant to this Agreement or any other Loan Document, any note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and the Lender Group in connection with this Agreement.

           "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, including, without limitation, any material adverse deviation at any time from the Business Plan of the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower taken as a whole, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

           "Maturity Date" has the meaning set forth in Section 3.4.

           "Maximum Revolver Amount" means $40,000,000.

           "Mortgages" means, individually and collectively, one or more mortgages, leasehold mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

           "Net Liquidation Percentage" means, at any date of determination, the percentage of the Cost value of Borrower's Eligible Inventory that is estimated to be recoverable in an orderly liquidation of such Eligible Inventory, net of liquidation expenses, such percentage to be as determined from time to time by Agent in its Permitted Discretion or by a qualified appraisal company selected by Agent.

           "Net Retail Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

           "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, Bank Product Obligations, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

           For the purposes of Sections 2.3(c)(iii), 2.3(e), 2.6(a) and 14.1, the definition of Required Lenders, and determining whether an Overadvance has occurred under Section 2.5, the term "Obligations" shall not include Bank Product Obligations.

           "Originating Lender" has the meaning set forth in Section 14.1(e).

           "Overadvance" has the meaning set forth in Section 2.5.

           "Participant" has the meaning set forth in Section 14.1(e).

           "Pay-Off Letter" means a letter, in form and substance satisfactory to Agent, from Existing Lender to Agent respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

           "Perfection Certificate" means the certifications of officers submitted by Agent to Borrower with respect to Borrower and to Guarantor with respect to Guarantor, together with Borrower's and Guarantor's completed responses as applicable, to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

           "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

           "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.

           "Permitted Investments" means (a) investments in Cash Equivalents,
(b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

            "Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof and (m) Liens securing the Subordinated Debt and subordinated pursuant to the Subordination Agreement.

           "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) other than with respect to Permitted Liens, Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

           "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $5,000,000. In no event shall Permitted Purchase Money Indebtedness include Indebtedness incurred for the purpose of financing all or any part of the acquisition cost of any Inventory.

           "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

           "Personal Property Collateral" means all Collateral other than Real Property.

           "Plan" means the Borrower's and FCPOC's Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated February 5, 2002, as amended from time to time and confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

           "Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

           "Pro Rata Share" means:

                     (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

                     (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, (x) prior to the Revolver Commitment being reduced to zero, the percentage obtained by dividing
           (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, and (y) from and after the time that the Revolver Commitment has been terminated or reduced to zero, the percentage obtained by dividing (I) the aggregate principal amount of such Lender's Advances by (II) the aggregate principal amount of all Advances,

                     (c) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment by (ii) the aggregate amount of Revolver Commitments of all Lenders; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender's Advances by (B) the principal amount of all outstanding Advances.

           "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

           "Qualified Import Letter of Credit" means a Letter of Credit that (a) is issued to facilitate the purchase by Borrower of Eligible Inventory, (b) is in form and substance acceptable to Agent, and (c) is issued to support an Underlying Letter of Credit that only is drawable by the beneficiary thereof by the presentation of, among other documents, either (i) a negotiable bill of lading that is consigned to Agent (either directly or by means of endorsements) and that was issued by the carrier respecting the subject Eligible Inventory, or
(ii) a negotiable cargo receipt that is consigned to Agent (either directly or by means of endorsements) and that was issued by a consolidator respecting the subject Eligible Inventory; provided, however, that, in the latter case, no bill of lading shall have been issued by the carrier (other than a bill of lading consigned to the consolidator or to Agent).

           "Real Property" means any fee, leasehold or other estate or interest in real property now or hereafter owned or leased hereafter acquired by Borrower and the improvements thereto.

           "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by Borrower.

           "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

           "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

           "Reorganization Expenses" means all expenses incurred by Borrower and FCPOC in connection with the administration of the Bankruptcy Case prior to the Closing Date, measured in accordance with GAAP.

           "Report" has the meaning set forth in Section 16.17.

           "Required Lenders" means, at any time, (a) Agent, and (b) Lenders whose Pro Rata Shares aggregate 50% of the Commitments, or if the Commitments have been terminated irrevocably, 66 2/3% of the Obligations (other than Bank Product Obligations) then outstanding.

           "Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

           "Reserves" means collectively, all Inventory Reserves, Availability Reserves, Bank Products Reserves and any other reserve created by Agent hereunder.

           "Restricted Payment" has the meaning set forth in Section 7.11.

           "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender becomes a Lender hereunder in accordance with the provisions of Section 14.1.

           "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

           "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

           "SEC" means the United States Securities and Exchange Commission and any successor thereto.

           "Seasonal Period" means, during each calendar year, the period from and after August 1 up to and including December 15.

           "Securities Account" means a "securities account" as that term is defined in the Code.

           "Settlement" has the meaning set forth in Section 2.3(f)(i).

           "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

           "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

           "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

           "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by Borrower with respect to the pledge of the Stock owned by Borrower.

           "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

           "Subordinated Debt" has the meaning given to such term in the Subordination Agreement.

           "Subordinated Debt Documents" has the meaning given to such term in the Subordination Agreement.

           "Subordination Agreement" means that certain Intercreditor and Subordination Agreement dated as of April 9, 2002 executed and delivered by WFRF, Borrower, FCPOC and the Collateral Trustee (on behalf of the holders of the Trade Conversion Notes (as such term is defined in the Plan) and the holders of General Unsecured Claims (as such term is defined in the Plan)), the form and substance of which is satisfactory to the Agent in its Permitted Discretion.

           "Swing Lender" means WFRF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

           "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

           "Taxes" has the meaning set forth in Section 16.11.

           "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower and, in the case of a proposed Qualified Import Letter of Credit, has agreed, in writing, to hold documents of title as agent for Agent.

           "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

           "Voidable Transfer" has the meaning set forth in Section 17.7.

           "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

           "WFRF" means Wells Fargo Retail Finance, LLC.

           1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

           1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein.

           1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

           1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.         LOAN AND TERMS OF PAYMENT.

           2.1. Revolver Advances.

           (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage and (ii) the Borrowing Base less the Letter of Credit Usage less the aggregate amount of the Availability Reserves. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean an amount equal to the result of:

                               (A)        the lesser of

                                          (I)  $500,000, or

                                          (II) 85% of the amount of Eligible
                                          Credit Card Accounts less the amount
                                          if any, of the Dilution Reserve.

                                          plus

                               (B) during the Seasonal Period, the lesser of (i) 70% of the Cost value of Eligible Inventory or
                               (ii) 90% of the then extant Net Retail
                               Liquidation Value or at all other times during the term of this Agreement, the lesser of (i) 65% of the Cost value of Eligible Inventory or (ii) 85% of the then extant Net Retail Liquidation Value minus

                               (C) the aggregate amount of Reserves, if any, established by Agent under Section 2.1(b).

           (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent in its Permitted Discretion shall have the right, without declaring an Event of Default, to reduce its inventory advance rates or establish Reserves (including Bank Products Reserves) in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) as determined by Agent in its Permitted Discretion based on noncompliance with the covenants set forth in Sections 6 and 7, and (iii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent in its Permitted Discretion from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base.

           (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount or the Borrowing Base.

           (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

           2.2. Reserved.

           2.3. Borrowing Procedures and Settlements.

           (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent, which notice must be received by Agent no later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day;

provided, however, that in the case of a request for Swing Loan in an amount of $250,000, or less, such notice will be timely received if it is received by Agent no later than 1:00 p.m. (Boston, Massachusetts time) on the Business Day that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

           (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

           (c) Making of Advances.

         (i)      In the event that Agent shall elect to have the terms of this
                  Section 2.3(c) apply to a requested Borrowing as described in
                  Section 2.3(b), then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 4:00 p.m. (Boston, Massachusetts time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 3:00 p.m. (Boston, Massachusetts time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of
                  Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or
                  (2) the requested Borrowing would exceed the Availability on such Funding Date.

         (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding

                  Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

         (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do

                  so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

           (d) Making of Swing Loans.

         (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of
                  Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in
                  Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

         (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

           (e) Agent Advances.

         (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

         (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

           (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

         (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Boston, Massachusetts time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 4:00 p.m. (Boston, Massachusetts time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 4:00 p.m. (Boston, Massachusetts time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

         (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

         (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

           (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein. Agent shall provide Borrower with a copy of such notations upon Borrower's written request.

           (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

         (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the sum of then extant amount of outstanding Advances, plus the then extant amount of the Letter of Credit Usage does not exceed the Borrowing Base by more than $5,000,000, (ii) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) (a) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option, (b) the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default and (c) subject to the following terms and conditions:

         (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

         (ii) Each Lender shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

2.4.       Payments.

           (a) Payments by Borrower.

                               (i) Except as otherwise expressly provided
                     herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Boston, Massachusetts time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Boston, Massachusetts time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                               (ii) Whenever any payment is due on a day other
                     than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in each instance be included in the computation of interest and fees.

                               (iii) Unless Agent receives notice from Borrower
                     prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

           (b) Apportionment and Application of Payments.

         (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

         (A) first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

         (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

         (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

         (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

         (E) fifth, to pay interest due in respect of all Agent Advances, until paid in full,

         (F) sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances) and the Swing Loans until paid in full,

         (G) seventh, to pay the principal of all Agent Advances until paid in full,

         (H) eighth, to pay the principal of all Swing Loans until paid in full,

         (I) ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

         (J) tenth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

         (K) eleventh, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrower's and its Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

         (L) twelfth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

         (M) thirteenth, to pay any other Obligations due to the Agent or any Lender from Borrower (including Bank Product Obligations) until paid in full, and

         (N) fourteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

         (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

         (iii) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

         (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

         (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

           2.5. Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), except with respect to optional Overadvances made pursuant to Section 2.3(i), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b), In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

           2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

           (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBO Rate Loan, at a per annum rate equal to the LIBO Rate plus the LIBO Rate Margin and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

           The foregoing notwithstanding, at no time shall any portion of the Obligations (other than Bank Product Obligations) bear interest on the Daily Balance thereof at a per annum rate less than five percent (5%). To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

           (b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.13 which shall accrue at a rate equal to one percent (1%) per annum times the Daily Balance of the undrawn amount of all outstanding standby Letters of Credit plus the LIBO Rate Margin times the Daily Balance of the undrawn amount of all outstanding documentary Letters of Credit.

           (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and

(ii) the Letter of Credit fee provided for above shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.

           (d) Payment. Interest, Letter of Credit fees and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder, and Agent shall deliver to Borrower a statement of such charges. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

           (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

           (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

           2.7. Cash Management.

           (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7 (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to one of such Cash Management Banks, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into one of the DDAs set forth on Schedule
2.7 (a "Cash Management Account") at one of the Cash Management Banks. If, notwithstanding the provisions of this Section 2.7, Borrower receives or otherwise has dominion over or control of any Collections, Borrower shall hold such Collections in trust for Agent and shall not commingle such Collections with any of Borrower's other funds or deposit such Collections in any account of Borrower except as instructed by Agent.

           (b) Borrower shall establish and maintain Cash Management Agreements with Agent and each Cash Management Bank. Each such Cash Management Agreement shall be a Control Agreement and provide, among other things, that (i) upon notice from Agent, the Cash Management Bank will comply with instructions of Agent directing the disposition of funds in the Cash Management Account without further consent by Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

           (c) Borrower shall establish and maintain Credit Card Agreements with Agent and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower received by it (or other amounts payable by such Credit Card Processor) into a designated Cash Management Account on a daily basis. Borrower shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Agent.

           (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7 to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

           (e) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien on each Cash Management Account to Agent.

           2.8. Crediting Payments; Float Charge. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Boston, Massachusetts time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Boston, Massachusetts time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrower for one Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Agent). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.

           2.9. Designated Account. Agent is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. So long as no Default or Event of Default has occurred and is continuing, Borrower may add or replace, the Designated Account Bank or the Designated Account on 30 days prior written notice to Agent; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrower, Agent and such prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement with respect to the Designated Account. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Agent and the Lenders hereunder shall be made to the Designated Account. Unless otherwise agreed by Agent and Borrower, any Advance, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

           2.10. Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

           2.11. Fees. Borrower shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

           (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

           (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

           (c) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, the Borrower shall pay audit, appraisal, and valuation fees and charges as follows: (i) a fee of $850 per day per auditor plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by

Agent not to exceed three such financial audits per fiscal year if no Event of Default has occurred and is continuing, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses for appraisals of the Collateral performed by personnel employed by Agent not to exceed three such appraisals per fiscal year if no Event of Default has occurred and is continuing and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

           2.12. Letters of Credit.

           (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed $10,000,000, or

                  (ii) the Letter of Credit Usage would exceed the Borrowing Base less the then-extant amount of outstanding Advances, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

           Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., Boston, Massachusetts time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m. (Boston, Massachusetts time) on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m. (Boston, Massachusetts time) on the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m. (Boston, Massachusetts time) on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interest may appear.

           (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with a Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

           (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying

Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

           (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

           (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed that the issuance charge imposed by the prospective Underlying Issuer is 1.0% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

           (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

         (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

         (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

           (g) Borrower acknowledges and agrees that certain of the Qualified Import Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer. If an Underlying Issuer accepts such a time draft that is presented under an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Letter of Credit will require the Issuing Lender to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii)the pricing provisions hereof (including Sections 2.6(b) and 2.12(e)) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which Issuing Lender makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower immediately shall reimburse such amount to Issuing Lender and such amount shall constitute an L/C Disbursement hereunder.

           2.13. LIBOR Option.

           (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBO Rate. Interest on LIBO Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBO Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBO Rate and Agent shall have the right to convert the interest rate on all outstanding LIBO Rate Loans to the rate then applicable to Base Rate Loans hereunder.

           (b) LIBOR Election.

         (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Boston, Massachusetts time) at least two Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR

                  Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Boston, Massachusetts time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

         (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBO Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBO Rate Loan had such event not occurred, at the LIBO Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

         (iii) Borrower shall have not more than five LIBO Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBO Rate Loans of at least $1,000,000 and integral multiples of $100,000 in excess thereof.

           (c) Prepayments. Borrower may prepay LIBO Rate Loans at any time; provided, however, that in the event that LIBO Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

           (d) Special Provisions Applicable to LIBO Rate.

         (i) The LIBO Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBO Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBO Rate and the method for determining the amount of such adjustment, or (z) repay the LIBO Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

         (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBO Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBO Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBO Rate Loans, and interest upon the LIBO Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

           (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBO Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBO Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBO Rate Loans.

           2.14. Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its Borrower bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such

Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

           3. CONDITIONS; TERM OF AGREEMENT.

           3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

           (a) the Closing Date shall occur on or before May 15, 2002;

           (b) Agent shall have filed all financing statements required by Agent, duly executed by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements;

           (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

         (i) the Guarantor Pledge and Security Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

         (ii)     the Guaranty,

         (iii)    the Intellectual Property Security Agreement,

         (iv)     the Cash Management Agreements,

         (v)      the Credit Card Agreements,

         (vi)     the Subordination Agreement,

         (vii)    the Fee Letter,

         (viii) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower,

         (ix)     the Disbursement Letter, and

         (x)      the Perfection Certificates of each of Borrower and Guarantor.

           (d) Agent shall have received a Collateral Access Agreement with respect to Borrower's corporate headquarters and distribution center located at 2727 Diehl Road, Naperville, Illinois;

           (e) Agent shall have received a certificate from an officer of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

           (f) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by an officer of Borrower;

           (g) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

           (h) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

           (i) Agent shall have received a certificate from an officer of the Guarantor attesting to the resolutions of the Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which the Guarantor is a party and authorizing specific officers of the Guarantor to execute the same;

           (j) Agent shall have received copies of the Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by an officer of the Guarantor;

           (k) Agent shall have received a certificate of status with respect to the Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Guarantor, which certificate shall indicate that the Guarantor is in good standing in such jurisdiction;

           (l) Agent shall have received certificates of status with respect to the Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of the Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that the Guarantor is in good standing in such jurisdictions;

           (m) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

           (n) Agent shall have received opinions of Borrower's counsel in form and substance satisfactory to Agent;

           (o) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that, to the best of Borrower's knowledge, all material tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest or which are being paid or otherwise discharged in accordance with the Plan;

           (p) Borrower shall have Excess Availability of not less than $4,000,000 after payment of all amounts due under the Pay-Off Letter and any other sums to be paid or Letters of Credit to be issued at the Closing Date;

           (q) Agent shall have completed its business, legal, and collateral due diligence, the results of which shall be reasonably satisfactory to Agent;

           (r) Agent shall have received an appraisal of the Net Retail Liquidation Value and Net Liquidation Percentage applicable to Borrower's Inventory, the results of which shall be satisfactory to Agent;

           (s) Agent shall have received the Closing Date Business Plan;

           (t) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

           (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent;

           (v) the Confirmation Order shall have been Entered and shall have become a Final Order;

           (w) the Effective Date shall have occurred concurrently with the effectiveness of this Agreement;

           (x) each of Wells Fargo and the Senior Credit Committee of WFRF shall have approved this Agreement and the transactions contemplated hereby; and

           (y) each of the Subordinated Debt Documents shall be in form and substance satisfactory to the Agent in its Permitted Discretion.

           3.2. Conditions Subsequent to the Initial Extension of Credit. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

           (a) within 30 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel;

           (b) use its reasonable efforts to deliver to Agent a Mortgage with respect to Borrower's Leasehold Interest in its corporate headquarters and distribution center located at 2727 Diehl Road, Naperville, Illinois within 30 days of the Closing Date;

           (c) within 30 days of the Closing Date, deliver to Agent Bailee Acknowledgments with respect to each of the following locations: 389 Southeast Frontage Road, Bolingbrook, IL 60440 and 490 Supreme Drive, Bensenville, IL 60106.

           (d) within 30 days of the Closing Date, deliver to Agent certificates of status issued by the appropriate officers of those jurisdictions set forth on
Schedule 5.8(a); and

           (e) within 30 days of the Closing Date, cause the Guarantor to deliver to the Agent an original stock certificate of the Borrower issued to Guarantor representing 2,500 shares of common stock of Borrower.

           3.3. Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advance (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

           (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

           (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

           (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of its Affiliates; and

           (d) no Material Adverse Change shall have occurred.

           3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower, Agent, and the Lenders, shall continue in full force and effect for a term ending on April 9, 2005 (the "Maturity Date") and shall automatically be renewed for up to a maximum of three successive two-year periods thereafter. The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of the Lenders in an amount equal to 102% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

         3.6. Early Termination by Borrower. Borrower has the option, at any time upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 102% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

         4. CREATION OF SECURITY INTEREST.

         4.1. Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group and any other holder of Obligations, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2. Control of Collateral. If from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights of Borrower in which the perfection or priority of Agent's security interest is dependent upon or enhanced by Agent's gaining control of such Collateral, Borrower shall immediately notify Agent and, at Agent's request, deliver the appropriate Control Agreements or take such actions as may be necessary to give Agent control over such Collateral as provided in the Code.

         4.3. Negotiable Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of letters of credit, Instruments, Documents, Goods covered by Documents, Investment Property or Chattel Paper, and if perfection or priority of Agent's security interest in such Collateral is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Collateral to Agent.

         4.4. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, Chattel Paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower shall hold any Collections that it receives in trust for the Lender Group, as the Lender Group's trustee, and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by Borrower.

         4.5. Delivery of Additional Documentation Required. At any time upon the reasonable request of Agent, Borrower shall execute and deliver to Agent, any and all financing statements (including, without limitation, any amendments thereto and any "in lieu" continuation statements), security agreements, pledges, assignments, endorsements of certificates of title, bailee acknowledgments and all other documents (the "Additional Documents") that Agent may request in its Permitted Discretion, each in form and substance satisfactory to Agent, to perfect and continue perfected or to better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorize Agent to file such executed Additional Documents in any appropriate filing office. Without limiting the foregoing, Borrower shall (a) give the Agent prompt written notice of any Commercial Tort Claim of Borrower not specifically identified herein and any Letter of Credit Right of Borrower. Borrower shall grant to the Agent, for the benefit of the Lender Group, a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof, and (b) on such periodic basis as Agent shall require, (i) provide Agent with a report of all new patentable, copyrightable or trademarkable materials acquired or generated by Borrower during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof,
(iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights and trademarks as being subject to the security interests created thereunder, and (iv) execute and deliver to Agent at Agent's request Patent, Trademark or Copyright Security Agreements with respect to such patents, trademarks or copyrights for filing with the appropriate filing office.

         4.6. Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or Agent designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, Chattel Paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

         4.7. Control Agreements. No arrangement contemplated hereby or by any Control Agreement in respect of any DDA or any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent.

         4.8. Right to Inspect; Inventories, Appraisals and Audits. Agent and each Lender (through any of their respective officers, employees, or Agent) shall have the right, from time to time hereafter and upon reasonable notice to Borrower, to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Without limiting the generality of the foregoing:

         (a) At Borrower's expense, third parties acceptable to Agent shall conduct physical inventories at all of Borrower's store locations once per fiscal year and at its distribution center from time to time consistent with existing practices on the Closing Date. Agent, at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower. Without limiting any provision of this Agreement, Agent may establish or expand the Availability Reserves and Inventory Reserves based on the results of such physical inventories.

         (b) Agent from time to time, but not more often than three times per fiscal year if no Event of Default has occurred and is continuing, obtain or conduct (in all events, at Borrower's expense) appraisals conducted by such appraisers as are satisfactory to Agent.

         (c) Agent contemplates conducting three commercial finance audits (in each event, at Borrower's expense) of Borrower's Books, provided that such audits may occur more frequently if an Event of Default has occurred and is continuing.

         (d) Agent from time to time (in all events, at Borrower's expense up to an aggregate maximum of $5,000 per fiscal year) may undertake "merchant visits" to all or any of Borrower's business premises and shall provide seven days prior notice of each such visit to Borrower. Agent shall provide Borrower with a copy of any non-company confidential results of such merchant visits upon Borrower's written request.

         5. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1. No Encumbrances. Borrower has good and indefeasible title to all of the property composing the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

         5.2. Reserved.

         5.3. Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Agent, such Inventory is located at one of the locations set forth on Schedule E-1 or is in transit from one such location to another such location and is not otherwise excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

         5.4. Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5. Location of Inventory and Equipment. Except as set forth on
Schedule 5.5, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party. The Inventory and Equipment are located only at the locations identified on Schedule 5.5.

         5.6. Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7. Legal Status. Borrower represents and warrants that (a) Borrower's exact legal name is that indicated on the applicable Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the applicable Perfection Certificate; (c) the applicable Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the applicable Perfection Certificate accurately sets forth Borrower's place of business or, if more than one, its chief executive office, as well as Borrower's mailing address, if different; (e) all other information set forth on the applicable Perfection Certificate pertaining to Borrower is accurate and complete as of the date hereof and (f) there has been no change in any of such information since the date on which the applicable Perfection Certificate was signed by Borrower.

         5.8. Due Organization and Qualification; Subsidiaries.

         (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and, except as set forth on
Schedule 5.8(a), is qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

         (b) Set forth on Schedule 5.8(b) is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

         (c) Set forth on Schedule 5.8(c) is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         5.9. Due Authorization; No Conflict.

         (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Borrower.

         (b) Subject to the Confirmation Order being entered and becoming a Final Order, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

         (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

         (d) This Agreement and the other Loan Documents and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         (f) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Guarantor.

         (g) The execution, delivery, and performance by Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Guarantor, the Governing Documents of Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Guarantor, other than Permitted Liens, or (iv) require any approval of Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of Guarantor. (h) The execution, delivery, and performance by Guarantor of the Loan Documents to which Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

         (i) The Loan Documents to which Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Guarantor will be legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         5.10. Litigation.

         (a) Other than those matters disclosed on Schedule 5.10 and immaterial matters where the amount in controversy is less than $50,000, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable. Schedule
5.10 includes, as applicable, for each matter set forth thereon (i) the name, docket number and jurisdiction for such matter, (ii) the status of such proceeding, and (iii) whether such matter is covered by an insurance policy and, if so, the insurance carrier, the policy number and the deductible amount associated with such insurance policy.

         (b) There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as applicable, that question the validity or enforceability of this Agreement or any other Loan Document or any action taken by Borrower in connection therewith.

         (c) Schedule 5.10(b) lists all Borrower's Commercial Tort Claims existing as of the date hereof.

         5.11. No Material Adverse Change. All financial statements relating to Borrower or Guarantor that have been delivered by Borrower or Guarantor to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's (or Guarantor's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or Guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

         5.12. Fraudulent Transfer.

         (a) Borrower is Solvent.

         (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

         5.13. Employee Benefits. None of Borrower, any of its Subsidiaries, or any of its ERISA Affiliates maintains or contributes to any Benefit Plan other than those listed on Schedule 5.13.

         5.14. Environmental Condition. Except as set forth on Schedule 5.14,
(a) to Borrower's knowledge, none of Borrower's properties or assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15. Brokerage Fees. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

         5.16. Intellectual Property. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

         5.17. Leases. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which Borrower is a party or under which Borrower is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them that will not be cured in connection with Borrower's assumption of such leases pursuant to the applicable provisions of the Bankruptcy Code and the Plan.

         5.18. DDAs. Set forth on Schedule 5.18 are all of the DDAs of Borrower, including, with respect to each depositary (i) the name and address of that depositary, and (ii) the account numbers of the accounts maintained with such depositary.

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
         5.19. Credit Card Receipts. Schedule 5.19 sets forth each of Borrower's Credit Card Processors and all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower.

         5.20. Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date. Such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21. Payment of Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Change, (a) all tax returns required to be filed by Borrower have been timely filed and (b) all taxes upon Borrower or its properties, assets, income and franchises (including real property taxes and payroll taxes) which are not the subject of a Permitted Protest or which are being paid or otherwise discharged in accordance with the Plan have been paid prior to delinquency.

         5.22. Bankruptcy Case Disclosure. The Disclosure Statement was prepared in good faith and was true and accurate in all material respects as of February 5, 2002 and was not incomplete by intentionally omitting to state any material fact necessary to make such information contained therein (taken as a whole) not misleading. No intentional effort was undertaken by Borrower or any other Person to procure the Confirmation Order by any means prohibited by the Bankruptcy Code or other applicable law.

         5.23. Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Business Plan represents, and as of the date on which any other Business Plan is delivered to Agent, such additional Business Plans represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

         6. AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

         6.1. Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2. Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with the documents set forth on Schedule 6.2 in accordance with the delivery schedule set forth thereon.

         6.3. Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender:

         (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first three fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

         (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

         (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                  (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                  (B) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                  (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

         (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

           (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

         (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),


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
         (ii) a certificate of such accountants addressed to Borrower stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Sections
                  7.21 or 7.22,

           (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

         (i) copies of the Business Plan, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming three years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower and its Subsidiaries during the period covered thereby (it being understood that Agent may in its Permitted Discretion, but shall not be under any obligation to, revise financial, Excess Availability and retail covenants set forth in Sections 7.20 and 7.21 as a result of its review of such Business Plans and/or create or expand Reserves),

           (d) if and when filed by Borrower,

         (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

         (ii)     any other filings made by Borrower with the SEC,

         (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

         (iv) any other material information that is provided by Borrower to its shareholders generally,

           (e) if and when filed by Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax other than such taxes which were or will be discharged or which are currently unpaid but will be paid in accordance with the Plan, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

           (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

           (g) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower.

           In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and that neither Borrower nor any Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

           6.4. Guarantor Reports. Cause Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

           6.5. Return. Cause returns and allowances as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

           6.6. Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

           6.7. Taxes. Cause all material assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Borrower shall promptly deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax if requested by Agent.

           6.8. Insurance.

           (a) At Borrower's expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as


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
well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

           (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $150,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

           (c) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

           (d) If Borrower obtains a key person life insurance policy with respect to any of its employees, officers or directors, Borrower shall furnish Agent with an "Absolute Assignment" of such key person life insurance policy, shall record each such "Absolute Assignment: with the issuer of such policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such key person life insurance policy shall be payable to Agent to be applied on account of the Obligations in accordance with Section 2.4(b).

           6.9. Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings or other documents necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Bailee Acknowledgment or Collateral Access Agreement, if and as applicable.

           6.10. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

           6.11. Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

           6.12. Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

           6.13. Existence. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

           6.14. Environmental.

           (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any known release of a Hazardous Material of any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required, including but not limited to cooperating with the actions of those responsible for said release, to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 15 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action which reasonably could be expected to result in a Material Adverse Change or notice that an Environmental Action which reasonably could be expected to result in a Material Adverse Change will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

           6.15. Investment Proceeds, Etc. The proceeds of any Investment from any source in Borrower or any Subsidiary of Borrower and any other funds received by Borrower other than from ordinary course business operations (including, without limitation, tax refunds, damage awards, or insurance or condemnation proceeds) shall be deposited directly into the Agent's Account to be applied on account of the Obligations in accordance with Section 2.4(b).

           6.16. Plan. Comply with all requirements of the Plan and the Subordinated Debt Documents, including the payment as and when due of all liabilities under the Plan.

           6.17. Bankruptcy Case. Take all necessary action to close the Bankruptcy Case as soon after the Effective Date as is reasonably practicable.

           6.18. Disclosure Updates. Promptly and in no event later than five Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

           6.19. Excess Availability. Commencing on the first Business Day after the Closing Date and continuing throughout the Term of this Agreement, Borrower at all times (including, without limitation, immediately prior to Closing and after giving effect to any payments made on account of the Subordinated Debt) shall have Excess Availability not less than $3,000,000.

           7. NEGATIVE COVENANTS.

           Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

           7.1. Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

           (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

           (b) Indebtedness set forth on Schedule 5.20;

           (c) Permitted Purchase Money Indebtedness;

           (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's reasonable judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

           (e) Indebtedness composing Permitted Investments;

           (f) the Subordinated Debt;

           (g) Indebtedness secured by Permitted Liens; and

           (h) in addition to the Indebtedness permitted by clauses (a) through
(g), other unsecured Indebtedness subordinated in all respects to the Obligations in an aggregate amount not to exceed $3,000,000 at any time outstanding; provided, however, that prior to incurring such Indebtedness, Borrower shall obtain the written consent of Agent thereto and all intercreditor and subordination terms and conditions with respect to such Indebtedness shall be satisfactory to the Agent in its Permitted Discretion.

           7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

           7.3. Restrictions on Fundamental Changes.

           (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock or otherwise change Borrower's type of organization, jurisdiction of organization or other legal or corporate structure.

           (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

           (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

           7.4. Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

           7.5. Change of Name or Address. Change Borrower's name or organizational identification number or relocate Borrower's chief executive office to a new location; provided, however, that Borrower may change its name or chief executive office location upon at least 30 days prior written notice by Borrower to Agent of such change and so long as, at the time of such written notification, Borrower provides (i) any financing statements, fixture filings or other agreements or documents necessary to perfect and continue perfected Agent's Liens and (ii) in the case of such a relocation, if the new chief executive office location is leased by Borrower, a Collateral Access Agreement with respect thereto.

           7.6. Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.


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
           7.7. Nature of Business. Make any change in the principal nature of Borrower's business.

           7.8. Prepayments and Amendments.

           (a) Except in connection with any refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement or as permitted by Section 7.18, and

           (b) Except in connection with any refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

           7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

           7.10. Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale, except in accordance with Borrower's customary return policy applicable to the return of Inventory purchased by the Borrower's retail customers in the ordinary course of the Borrower's business.

           7.11. Distributions. Except as expressly provided below, declare, order, pay or make any Restricted Payment or set aside any sum or property therefor or exercise any set-off or similar rights of Borrower, if any, with respect to any indebtedness that is the subject of an intercreditor and subordination agreement.

           As used herein, the term "Restricted Payment" means (i) any cash dividend or other cash distribution or payment, direct or indirect, on or on account of any shares of any class of stock of Borrower now or hereafter outstanding other than dividends or distributions made to Guarantor to pay taxes attributable to Borrower as and when due; (ii) any dividend or other distribution in respect of, or redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Borrower now or hereafter outstanding or of any warrants, options or rights to purchase any such stock (including, without limitation, the repurchase of any such stock, warrant, option or right or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto); and (iii) any direct salary, non-salary managerial fees, fee (consulting, management or other), fringe benefit, allowance or other expense directly or indirectly paid or payable by Borrower (as compensation or otherwise) to any shareholder or Affiliate of Borrower (other than to an employee, to the extent of such employee's compensation; provided that the terms of such compensation are approved by the applicable board of directors or the compensation committee thereof) or any partner, shareholder or Affiliate thereof.

           7.12. Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.

           7.13. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $50,000 outstanding at any one time unless Borrower or any of its Subsidiaries, as applicable, and the applicable securities intermediary or bank have entered into a Control Agreement or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

           7.14. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for (a) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, (b) loans to employees of Borrower in an aggregate amount not to exceed $50,000 at any time outstanding and (c) royalty and other payments made by Borrower to FCPOC pursuant to the Royalty and Licensing Agreement dated as of June 29, 1997 between Borrower and FCPOC and pursuant to other licensing agreements between Borrower and FCPOC provided that all such agreements are on customary terms and the parties thereto are fairly compensated on an arm's-length basis.

           7.15. Store Openings and Closings. Commit to open, open or close any location at which Borrower maintain, offer for sale or store any of the Collateral unless Borrower has provided Agent prior written notice of such commitment, opening or closing and (i) in the case of any such opening, such opening is consistent with the Business Plan or (ii) in the case of any such closing, Agent has consented in writing to the manner in which Borrower shall effect such closing, including, without limitation, any third party agent that Borrower proposes to employ in connection therein.

           7.16. Suspension. Suspend or go out of a substantial portion of its business.

           7.17. Reserved.

           7.18. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, (ii) to pay working capital needs and all amounts due under the Plan and
(iii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

           7.19. Inventory and Equipment with Bailees. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless Agent has granted its prior written consent and Borrower has delivered to Agent a Bailee Acknowledgment with respect to the applicable Inventory and/or Equipment.

           7.20. Securities Accounts. Establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

           7.21. Financial Covenants.

           (a) Minimum EBITDA. Fail to maintain, measured on a rolling twelve-month basis and tested monthly, EBITDA equal to or greater than 80% of the Borrower's projected "Total EBITDAR" specified in the Business Plan for the twelve months ending on the last day of each calendar month commencing April 30, 2002.

           (b) Maximum Capital Expenditures. Make capital expenditures in any fiscal year in excess of 115% of the projected capital expenditures specified in the Business Plan for each such fiscal year.

           7.22. Minimum Excess Availability and Retail Covenants. Fail to observe or comply with each of the covenants set forth on Schedule 7.22.

           7.23. Subordinated Debt.

           (a) Make any payment or take any action in violation of the Subordination Agreement.

           (b) Make any payment or prepayment on the Subordinated Debt (other than regularly scheduled payments of principal or interest) unless Agent has received notice of such payment (and any calculations supporting the amount of such payment) in writing at least fifteen days prior to the date of such payment.

           (c) Enter into any amendment to the Subordinated Debt Documents unless Agent has received at least 10 days' prior written notice of such amendment.

           8. EVENTS OF DEFAULT.

           Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

           8.1 If Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts)), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

           8.2 If Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents and such failure continues for a period of five

Business Days (provided that any failure which is not subject to remedy or cure shall give rise to an Event of Default immediately upon its occurrence);

           8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

           8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

           8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

           8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

           8.7 If a notice of Lien, levy, or assessment is filed of record with respect to Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon Borrower's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof;

           8.8 If a judgment or other claim for an amount which, either separately or when aggregated with the amount of any other judgment or claim, equals or exceeds $1,000,000, becomes a Lien or encumbrance upon any portion of Borrower's or any of its Subsidiaries' properties or assets;

           8.9 If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

           8.10 Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of Borrower generating more than 10% of Borrower's


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
consolidated revenues for Borrower's fiscal year preceding such event and such cessation or curtailment continues for more than 30 days.

           8.11 If Borrower or any of its Subsidiaries makes any payment on account of the Subordinated Debt or any other Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

           8.12 If any material misstatement or material misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

           8.13 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

           8.14 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

           8.15 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document;

           8.16 If the Confirmation Order shall be revoked or amended or otherwise shall not be in full force and effect to the same extent such order was in effect on the Closing Date; or

           8.17 If any claim (or class of claims) under the Plan shall be deemed to be secured by a Lien on the Borrower's assets senior in priority to the Agent's Liens, other than the claims set forth in classes 2, 3, 4, 5 and 6 of the Plan.

           8.18 If any default or event of default shall occur under any of the Subordinated Debt Documents.

           9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

           9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

           (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;


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
           (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

           (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

           (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

           (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

           (f) Without notice to or demand upon Borrower or Guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge the Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

           (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

           (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

           (i) Notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account;


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
           (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit; (k) Sell, or cause to be sold, the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

           (l) Agent shall give notice of the disposition of the Collateral as follows:

         (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

         (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

           (m) Agent, on behalf of the Lender Group, may credit bid and purchase at any public sale;

           (n) Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

           (o) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

           (p) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

           9.2. Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election,


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
and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

           10. TAXES AND EXPENSES.

           If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and with notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in the Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

           11. WAIVERS; INDEMNIFICATION.

           11.1. Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

           11.2. The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

           11.3. Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, Agent, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

           12. NOTICES.

           Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

             If to Borrower:      Factory Card Outlet of America Ltd.
                                  2727 Diehl Road
                                  Naperville, IL 60563-2371
                                  Attn: President
                     Fax No.:     (630) 579-2603

             With copies to:      Sonnenschein, Nath & Rosenthal
                                  8000 Sears Tower
                                  Chicago, IL  60606
                                  Attn: Neil Aizenstein, Esq.
                     Fax No.:     (312) 876-7924

             If to Agent or
             to Lender Group:     Wells Fargo Retail Finance, LLC
                                  One Boston Place, 18th Floor
                                  Boston, MA 02108
                                  Attn: Mr. Thomas F. Morgan
                                  Fax No. (617) 523-4027

             with copies to:      Choate, Hall & Stewart
                                  Exchange Place
                                  53 State Street
                                  Boston, MA 02109
                                  Attn:  Peter M. Palladino, P.C.
                                  Fax No. (617) 248-4000

           Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12 other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

           13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

           (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

           (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

           BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

           14.1. Assignments and Participations.

           (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000, and provided further that prior to the occurrence of an Event of Default, no assignment shall be made without Borrower's prior consent, which shall not be unreasonably withheld or delayed. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such


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assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

           (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

           (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender, including but not limited to the obligations set forth in Section 16.11.

           (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

           (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its


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Obligations, the Commitment, and the other rights and interests of that Lender
(the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged; (ii) the Originating Lender shall remain solely responsible for the performance of such obligations; (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents; (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

           (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

           (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


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           14.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

           15. AMENDMENTS; WAIVERS.

           15.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Borrower and acknowledged by Agent, do any of the following:

           (a) increase or extend any Commitment of any Lender,

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

           (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

           (d) change the percentage of the Commitments that is required to take any action hereunder,

           (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

           (f) release Collateral other than as permitted by Section 16.12,

           (g) change the definition of "Required Lenders,"

           (h) contractually subordinate any of the Agent's Liens,

           (i) release Borrower or Guarantor from any obligation for the payment of money, or

           (j) change the definitions of Borrowing Base, Dilution, Dilution Reserve, Eligible Inventory, Eligible In-Transit Inventory, Maximum Revolver Amount, Net Retail Liquidation Value, Net Liquidation Percentage or change
Section 2.1(b); or


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           (k) amend any of the provisions of Section 16,

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

           15.2. Replacement of Holdout Lender.

           (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

           (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

           15.3. No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy or option under this Agreement or any other Loan Document, nor any delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.


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           16. AGENT; THE LENDER GROUP.

           16.1. Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFRF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFRF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

           16.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through Agent, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

           16.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions


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contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or any of its Subsidiaries or Affiliates.

           16.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

           16.5. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.


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           16.6. Credit Decision. Each Lender acknowledges that none of the
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

           16.7. Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of,


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or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

           16.8. Agent in Individual Capacity. WFRF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though WFRF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFRF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFRF in its individual capacity.

           16.9. Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

           16.10. Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality


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obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

           16.11. Withholding Taxes.

           (a) If Agent or any Lender is not a "U.S. Person" within the meaning of the IRC and Agent or such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, Agent agrees with and in favor of Borrower to deliver to Borrower, and such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

         (i) if Agent or such Lender claims an exemption from withholding tax pursuant to its portfolio interest exception, (a) a statement of Agent or such Lender, as applicable, signed under penalty of perjury, that it is not (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Sections 881(c)(3)(B) and 871(h)(3) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC and related to the payor within the meaning of Section 864(d)(4) of the IRC, and (B) two properly completed and executed copies of IRS Forms W-8BEN, before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

         (ii) if Agent or such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

         (iii) if such Agent or Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of Agent or such Lender, as applicable, two properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

         (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Lender claims exemption from, or reduction of, withholding tax by providing IRS Form W-8BEN or IRS Form W-8ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and

Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form W-8BEN or IRS Form W-8ECI as no longer valid.

           (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent or Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent and Borrower harmless for all amounts paid, directly or indirectly, by Agent or Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

           (e) All payments made by Borrower hereunder or under any other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits or overall gross profits of a Lender, or
(ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11(e) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this
Section 16.11, or (ii) if the increase in such amount payable results from

Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts or other documentation satisfactory to the Agent in its Permitted Discretion evidencing such payment by Borrower. In the event that Agent or any Lender receives a refund or credit in respect of a withholding tax paid by Borrower pursuant to this Section 16.11, as long as no Event of Default has occurred and is continuing, Agent or such Lender shall deposit the amount of such refund or credit in Borrower's Designated Account.

           16.12. Collateral Matters.

           (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

           (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

           16.13. Restrictions on Actions by Lenders; Sharing of Payments.

           (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

           (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

           16.14. Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

           16.15. Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

           16.16. Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

           16.17. Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

           (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

           (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

           (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

           (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

           16.18. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

           16.19. Legal Representation of Agent. In connection with the negotiation, drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Choate, Hall & Stewart ("Choate") only has represented and only shall represent WFRF in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Choate does not represent it in connection with any such matters.

           17. GENERAL PROVISIONS.

           17.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.


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
           17.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

           17.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Agent, the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

           17.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

           17.5. Amendments in Writing. This Agreement only can be amended by a writing in accordance with Section 15.1.

           17.6. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis, except as otherwise specifically provided therein or therefor.

           17.7. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

           17.8. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.


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
            [The remainder of this page is left blank intentionally.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                             FACTORY CARD OUTLET OF AMERICA LTD.
                             an Illinois corporation

                             By: /s/ James D. Constantine
                                 --------------------------------------------
                                 James D. Constantine
                                 Executive Vice President and
                                 Chief Financial Officer


                             WELLS FARGO RETAIL FINANCE, LLC,
                             as Agent and as a Lender


                             By: /s/ Thomas F. Morgan
                                 --------------------------------------------
                                 Thomas F. Morgan
                                 Vice President








                  Signature Page to Loan and Security Agreement

                                  SCHEDULE A-1

                                 AGENT'S ACCOUNT

           An account at a bank designated by Agent from time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-074367 and maintained by Agent with JP Morgan Chase Bank, ABA # 021000021.

                                  SCHEDULE C-1

                                   COMMITMENTS

====================================== ===================================
              LENDER                          REVOLVER COMMITMENT
-------------------------------------- -----------------------------------
Wells Fargo Retail Finance, LLC
                                       $40,000,000
-------------------------------------- -----------------------------------

-------------------------------------- -----------------------------------

-------------------------------------- -----------------------------------

-------------------------------------- -----------------------------------

-------------------------------------- -----------------------------------
TOTAL:                                 $40,000,000
====================================== ===================================

                                  SCHEDULE D-1

                               DESIGNATED ACCOUNT

           Account number 422579016 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designed as such, in writing, by Borrower to Agent.

           "Designated Account Bank" means Firstar NA, whose office is located at _________Chicago, Illinois, and whose ABA number is ____________.

                                  SCHEDULE E-1

                          ELIGIBLE INVENTORY LOCATIONS

                                  SCHEDULE P-1

                                 PERMITTED LIENS

                                  SCHEDULE R-1

                            REAL PROPERTY COLLATERAL



2727 Diehl Road
Naperville, IL  60563-2371

                                  SCHEDULE 6.2

                              COLLATERAL REPORTING

           Borrower shall provide Agent (and if so requested by Agent, with copies for each Lender) with the following documents at the following times in form satisfactory to Agent:

           (a) Borrowing Base Certificate. Borrower shall provide to Agent, on Wednesday of each week, a signed Borrowing Base Certificate (in the form of Exhibit B-1, as such form may be revised from time to time by Agent). Such Certificate may be sent to Agent electronically (with an electronic signature) or by facsimile transmission, provided, that in each case, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be reasonably requested by Agent from time to time.

           (b) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding fiscal week:

           (i) "flash sales report" by geographical market (Borrower's format in use on the Closing Date is acceptable);

           (c) Monthly Reports. Monthly, Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):

           (i) Within 15 days of the end of each month for the immediately preceding month:

           (A) purchases and A/P analysis report in Agent's format;

           (B) sales audit report and Inventory summary by location and merchandise class;

           (C) inventory certificate in Agent's format;

           (D) rent, tax and insurance compliance certificate in Agent's format;

           (E) a report on Inventory returns by Borrower to vendor and NIL Merchandise (Borrower's format in use on the Closing Date is acceptable);

           (F) open to spend;

           (G) open payables report; and

           (H) P.O. pending report (Borrower's format in use on the Closing Date is acceptable).

           (ii) Within 30 days of the end of each month for the immediately preceding month:

           (A) reconciliation of the stock ledger to the general ledger and the calculation of availability; and

           (B) statement of store activity in Agent's format.

           (iii) For purposes of items(c)(i) and (c)(ii) above, the first "preceding month" in respect of which the items required by that Section shall be provided shall be _____ 200_.

           In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

                                  SCHEDULE 7.22

                MINIMUM EXCESS AVAILABILITY AND RETAIL COVENANTS

           A. Minimum Excess Availability. At all times during the term of this Agreement, Excess Availability shall not be less than $3,000,000.

           B. Retail Performance Covenant: Minimum Gross Margin Test. During the term of this Agreement, tested as of the end of each calendar month (commencing with the month ending April 30, 2002) and measured on a trailing three month average basis, Gross Margin shall equal or exceed 85% of the projected Gross Margin set forth in Borrower's Business Plan. For purposes of the foregoing, Gross Margin shall be measured in Dollars and shall equal, for any period, the result of the Borrower's sales for such period minus the Borrower's cost of goods sold for such period.